Exhibit 11

Richards, Layton & Finger, P.A. Letterhead

October 15, 2019

Portman Ridge Finance Corporation
650 Madison Avenue
23rd Floor
New York, New York  10022

Ladies and Gentlemen:

We are acting as special Delaware counsel to Portman Ridge Finance Corporation, a Delaware corporation (the “Company”), in connection with the issuance of shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) pursuant to the Agreement and Plan of Merger, dated as of July 31, 2019, by and among the Company, Storm Acquisition Sub Inc., OHA Investment Corporation and Sierra Crest Investment Management LLC (the “Merger Agreement”).  In this connection you have requested our opinion as to certain matters under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

For the purpose of rendering our opinions as expressed herein, we have been furnished and have reviewed the following documents:

(i)          the Certificate of Incorporation of the Company and the Certificate of Conversion of Kohlberg Capital, LLC to the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on December 11, 2006, as amended by the Certificate of Amendment of the Certificate of Incorporation, as filed with the Secretary of State on June 27, 2012, as amended by the Certificate of Amendment of the Certificate of Incorporation, as filed with the Secretary of State on April 1, 2019 (collectively, the “Certificate of Incorporation”);

(ii)          the Second Amended and Restated Bylaws of the Company, as amended by Amendment No. 1 to the Second Amended and Restated Bylaws (together, the “Bylaws”);

(iii)         a certificate of an officer of the Company, dated the date hereof, as to certain matters;

(iv)         the resolutions of the Board of Directors of the Company (the “Board”) adopted at a meeting of the Board held on July 30, 2019 (the “Board Resolutions”);

(v)          the Merger Agreement; and

(vi)         a certificate of the Secretary of State, dated as of the date hereof, as to the good standing of the Company.

Portman Ridge Finance Corporation
October 15, 2019

With respect to the foregoing documents, we have assumed:  (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (d) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions as expressed herein.  We have not reviewed any document other than the documents listed above for purposes of rendering our opinions as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein.  In addition, we have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents furnished for our review as listed above, the statements of facts and factual information set forth in said documents, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

In addition to the foregoing, for purposes of rendering our opinions as expressed herein, we have assumed:

(1)          that each of the parties to the Merger Agreement is duly organized, validly existing and in good standing under the laws of the jurisdiction governing its organization;

(2)          that each of the parties to the Merger Agreement has all requisite power and authority to execute and deliver the Merger Agreement and to perform its obligations thereunder;

(3)          that the Merger Agreement has been duly authorized, executed and delivered by each of the parties thereto;

(4)          that the Merger Agreement constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against each such party in accordance with its terms;

(5)          that there is no “interested stockholder” of the Company within the meaning of Section 203 of the General Corporation Law;

(6)          that the Company has, and at all relevant times will have, sufficient authorized but unissued shares of Common Stock available for issuance pursuant to and in accordance with the Merger Agreement and the Board Resolutions which have not been subscribed for, reserved for other issuance or otherwise committed for issuance;

Portman Ridge Finance Corporation
October 15, 2019

(7)          that a duly authorized officer of the Company has or will deliver to the record holders of Common Stock issued pursuant to and in accordance with the Merger Agreement and the Board Resolutions the notice required by Section 151(f) of the General Corporation Law;

(8)          that the issuance of the shares of Common Stock pursuant to and in accordance with the Merger Agreement and the Board Resolutions has been, or will be, duly recorded in the stock ledger of the Company at the time of such issuance;

(9)          that, prior to or contemporaneous with the issuance of the shares of Common Stock pursuant to the Merger Agreement and the Board Resolutions, the Company will receive the consideration therefor specified in the Merger Agreement and the Board Resolutions which consideration shall be at least equal to the aggregate par value of the shares of Common Stock issued or to be issued pursuant to and in accordance with the Merger Agreement and the Board Resolutions; and

(10)        that the shares of Common Stock to be issued pursuant to the Merger Agreement and the Board Resolutions will be issued in accordance with the Merger Agreement and the Board Resolutions.

Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinions as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that the shares of Common Stock to be issued pursuant to the Merger Agreement and the Board Resolutions have been duly authorized for issuance by the Company and, when issued, delivered and paid for in accordance with the Merger Agreement and the Board Resolutions, will be validly issued, fully paid and non-assessable under the General Corporation Law.

The foregoing opinion is subject to the following exceptions, limitations and qualifications:

A.          We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction.  The foregoing opinions are limited to the General Corporation Law currently in effect, and we have not considered and express no opinion on the effect of any other laws of the State of Delaware or the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.

B.          Our opinion as set forth above does not encompass any agreement or document referred to, annexed or attached to or incorporated by reference into the Merger Agreement.

Subject to the following sentence, the foregoing opinion is rendered solely for your benefit in connection with the matters addressed herein and, without our prior written consent, may not be relied upon by you for any other purpose or be furnished or quoted to, or be relied upon by, any other person or entity for any purpose.  We consent to the filing of this opinion with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Registration Statement on Form N-14 relating to the Common Stock.  In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

MDA/JJV